                                                                      EXHIBIT 12

                             ILLINOIS POWER COMPANY

         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (THOUSANDS OF DOLLARS)

                                                                               YEAR ENDED DECEMBER 31,
                                                         --------------------------------------------------------------------
                                                              1990              1990           1991        1992        1993
                                                         --------------    --------------    --------    --------    --------
                                                                           SUPPLEMENTAL**
Earnings Available for Fixed Charges:
Net Income (Loss) per "Statement of Income"...........      $(78,484)         $(78,484)      $109,244    $122,088    $(56,038)
  Add:
    Income Taxes:
      Current.........................................        21,307            21,307         29,369      22,930      25,260
      Deferred -- Net.................................        36,545            36,545         45,990      63,739      82,057
    Allocated income taxes............................         2,608             2,608         (1,348)     (6,632)    (12,599)
    Investment tax credit -- deferred.................       (14,121)          (14,121)           (11)       (519)       (782)
    Income tax effect of disallowed costs.............       (24,759)          (24,759)            --          --     (70,638)
    Interest on long-term debt........................       191,559           191,559        176,179     160,795     154,110
    Amortization of debt expense and premium-net, and
      other interest charges..........................        13,162            13,162          9,004      12,195      17,007
    One-third of all rentals (Estimated to be
      representative of the interest component........         5,053             5,053          4,996       5,117       5,992
    Interest on In-Core Fuel..........................         6,802             6,802          8,862       8,278       6,174
    Disallowed Clinton Plant Costs....................            --           160,328             --          --          --
                                                            --------          --------       --------    --------    --------
Earnings available for fixed charges..................      $159,672          $320,000       $382,285    $387,991    $150,543
                                                            ========          ========       ========    ========    ========
Fixed charges:
  Interest on long-term debt..........................      $191,559          $191,559       $176,179    $160,795    $154,110
  Amortization of debt expense and premium-net, and
    other interest charges............................        31,093            31,093         25,553      25,785      27,619
  One-third of all rentals (Estimated to be
    representative of the interest component).........         5,053             5,053          4,996       5,117       5,992
                                                            --------          --------       --------    --------    --------
Fixed charges.........................................      $227,705          $227,705       $206,728    $191,697    $187,721
                                                            ========          ========       ========    ========    ========
Ratio of earnings to fixed charges....................          0.70*             1.41           1.85        2.02        0.80*
                                                            ========          ========       ========    ========    ========

                                                                                       12 MONTHS
                                                                                       ENDED
                                                                                       JUNE 30,
                                                             1993           1994       1995
                                                        --------------    --------    -----------
                                                        SUPPLEMENTAL**
Earnings Available for Fixed Charges:
Net Income (Loss) per "Statement of Income"...........     $(56,038)      $180,242     $ 185,474
  Add:
    Income Taxes:
      Current.........................................       25,260         58,354        55,089
      Deferred -- Net.................................       82,057         71,177        74,036
    Allocated income taxes............................      (12,599)        (5,736)       (3,035)
    Investment tax credit -- deferred.................         (782)       (11,331)      (10,730)
    Income tax effect of disallowed costs.............      (70,638)            --            --
    Interest on long-term debt........................      154,110        135,115       132,777
    Amortization of debt expense and premium-net, and
      other interest charges..........................       17,007         15,826        19,591
    One-third of all rentals (Estimated to be
      representative of the interest component........        5,992          5,847         5,398
    Interest on In-Core Fuel..........................        6,174          7,185         6,167
    Disallowed Clinton Plant Costs....................      270,956             --            --
                                                           --------       --------      --------
Earnings available for fixed charges..................     $421,499       $456,679     $ 464,767
                                                           ========       ========      ========
Fixed charges:
  Interest on long-term debt..........................     $154,110       $135,115     $ 132,777
  Amortization of debt expense and premium-net, and
    other interest charges............................       27,619         25,381        28,661
  One-third of all rentals (Estimated to be
    representative of the interest component).........        5,992          5,847         5,398
                                                           --------       --------      --------
Fixed charges.........................................     $187,721       $166,343     $ 166,836
                                                           ========       ========      ========
Ratio of earnings to fixed charges....................         2.25           2.75          2.79
                                                           ========       ========      ========

-------------------------

 * Earnings are inadequate to cover fixed charges. Additional earnings (thousands) of $68,033 and $37,178 for 1990 and 1993, respectively are required to attain a one-to-one ratio of Earnings to Fixed Charges.

** Supplemental ratio of earnings to fixed charges presented to exclude nonrecurring item -- Disallowed Clinton Plant Costs.

                             ILLINOIS POWER COMPANY

           STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO COMBINED
            FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                             (THOUSANDS OF DOLLARS)

                                                                                  YEAR ENDED DECEMBER 31,
                                                               --------------------------------------------------------------
                                                                   1990           1990         1991        1992        1993
                                                               ------------  --------------  --------    --------    --------
                                                                             SUPPLEMENTAL**
Earnings Available for Fixed Charges and Preferred Stock
  Dividend Requirements:
Net Income (Loss) per "Statement of Income"...................   $(78,484)      $(78,484)    $109,244    $122,088    $(56,038)
  Add:
    Income Taxes:
      Current.................................................     21,307         21,307       29,369      22,930      25,260
      Deferred -- Net.........................................     36,545         36,545       45,990      63,739      82,057
    Allocated income taxes....................................      2,608          2,608       (1,348)     (6,632)    (12,599)
    Investment tax credit -- deferred.........................    (14,121)       (14,121)         (11)       (519)       (782)
    Income tax effect of disallowed costs.....................    (24,759)       (24,759)          --          --     (70,638)
    Interest on long-term debt................................    191,559        191,559      176,179     160,795     154,110
    Amortization of debt expense and premium-net, and other
      interest charges........................................     13,162         13,162        9,004      12,195      17,007
    One-third of all rentals (Estimated to be representative
      of the interest component)..............................      5,053          5,053        4,996       5,117       5,992
    Interest on In-Core Fuel..................................      6,802          6,802        8,862       8,278       6,174
    Disallowed Clinton Plant Costs............................         --        160,328           --          --          --
                                                                 --------       --------     --------    --------    --------
Earnings available for fixed charges and preferred stock
  dividend requirements.......................................   $159,672       $320,000     $382,285    $387,991    $150,543
                                                                 ========       ========     ========    ========    ========
Fixed charges:
  Interest on long-term debt..................................   $191,559       $191,559     $176,179    $160,795    $154,110
  Amortization of debt expense and premium-net, and other
    interest charges..........................................     31,093         31,093       25,553      25,785      27,619
  One-third of all rentals (Estimated to be representative of
    the interest component)...................................      5,053          5,053        4,996       5,117       5,992
  Earnings required (before taxes) for preferred stock
    dividends.................................................     36,839***      66,743       52,023      48,691      26,123***
                                                                 --------       --------     --------    --------    --------
Fixed charges and preferred stock dividend requirements.......   $264,544       $294,448     $258,751    $240,388    $213,844
                                                                 ========       ========     ========    ========    ========
Ratio of earnings to fixed charges............................       0.60*          1.09         1.48        1.61        0.70*
                                                                 ========       ========     ========    ========    ========

                                                                                            12 MONTHS
                                                                                            JUNE 30,
                                                                     1993         1994        1995
                                                                --------------  --------    ---------
                                                                SUPPLEMENTAL**
Earnings Available for Fixed Charges and Preferred Stock
  Dividend Requirements:
Net Income (Loss) per "Statement of Income"...................     $(56,038)    $180,242    $185,474
  Add:
    Income Taxes:
      Current.................................................       25,260       58,354      55,089
      Deferred -- Net.........................................       82,057       71,177      74,036
    Allocated income taxes....................................      (12,599)      (5,736)     (3,035)
    Investment tax credit -- deferred.........................         (782)     (11,331)    (10,730)
    Income tax effect of disallowed costs.....................      (70,638)          --          --
    Interest on long-term debt................................      154,110      135,115     132,777
    Amortization of debt expense and premium-net, and other
      interest charges........................................       17,007       15,826      19,591
    One-third of all rentals (Estimated to be representative
      of the interest component)..............................        5,992        5,847       5,398
    Interest on In-Core Fuel..................................        6,174        7,185       6,167
    Disallowed Clinton Plant Costs............................      270,956           --          --
                                                                   --------     --------    --------
Earnings available for fixed charges and preferred stock
  dividend requirements.......................................     $421,499     $456,679    $464,767
                                                                   ========     ========    ========
Fixed charges:
  Interest on long-term debt..................................     $154,110     $135,115    $132,777
  Amortization of debt expense and premium-net, and other
    interest charges..........................................       27,619       25,381      28,661
  One-third of all rentals (Estimated to be representative of
    the interest component)...................................        5,992        5,847       5,398
  Earnings required (before taxes) for preferred stock
    dividends.................................................       43,100       39,947      38,507
                                                                   --------     --------    --------
Fixed charges and preferred stock dividend requirements.......     $230,821     $206,290    $205,343
                                                                   ========     ========    ========
Ratio of earnings to fixed charges............................         1.83         2.21        2.26
                                                                   ========     ========    ========

-------------------------

  * Earnings are inadequate to cover fixed charges. Additional earnings (thousands) of $68,033 and $37,178 for 1990 and 1993, respectively, are required to attain a one-to-one ratio of Earnings to Fixed Charges.

 ** Supplemental ratio of earnings to fixed charges presented to exclude nonrecurring item -- Disallowed Clinton Plant Costs.

*** Because the Company incurred a pre-tax loss, these amounts are at the net preferred dividend requirement level.